Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ETHZILLA CORPORATION

ETHZilla Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

FIRST: The name of the Corporation is ETHZilla Corporation.

SECOND: The original name of the Corporation was KBL Merger Corp. IV. The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is September 7, 2016. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 2, 2017. The Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 6, 2020. A Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 12, 2025 to change the Corporation’s name to ETHZilla Corporation. The Second Amended and Restated Certificate of Incorporation of the Corporation, as amended and heretofore in effect is referred to herein as the “Certificate of Incorporation.”

THIRD: At the Effective Time (as defined below), ARTICLE I of the Certificate of Incorporation shall be deleted and replaced in its entirety with the following:

“ARTICLE I

NAME

The name of the corporation is Forum Markets, Incorporated (the “Corporation”).”

FOURTH: This Certificate of Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment to the Certificate of Incorporation shall be effective on February 25, 2026 at 12:01 a.m. Eastern Standard Time (the “Effective Time”).

SIXTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, ETHZilla Corporation has caused this certificate to be signed by McAndrew Rudisill, its Chief Executive Officer, this 24th day of February 2026.

ETHZILLA CORPORATION

By:	/s/ McAndrew Rudisill
	Name:	McAndrew Rudisill
	Title:	Chief Executive Officer